Exhibit 99.1

Marchex Announces First Quarter 2025 Results and New Share Repurchase Program

Showcases Strategic Milestones in Two-Year Transformation to AI-Powered Prescriptive Analytics Leader

SEATTLE, WA – May 13, 2025 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of artificial intelligence ("AI") and conversational intelligence to drive revenue acceleration and operational excellence, today announced its financial results for the first quarter ended March 31, 2025. Additionally, the Company is marking the successful culmination of key milestones in its two-year strategic, financial, and operational transformation. Over this period, Marchex has transitioned into a software as a service ("SaaS") based prescriptive analytics provider powered by AI and proprietary first-party conversational data. This evolution has redefined Marchex’s technology platform and product offerings, strengthened its financial performance, and positioned the Company as an emerging leading player in the conversational intelligence and SaaS analytics space.

Q1 2025 Financial Highlights

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GAAP revenue was $11.4 million for the first quarter of 2025, compared to $11.6 million for the first quarter of 2024.
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Net loss was $2.0 million for the first quarter of 2025 or $(0.05) per diluted share, compared to a net loss of $1.5 million or $(0.03) per diluted share for the first quarter of 2024.
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Adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") was a loss of $0.8 million for the first quarter of 2025, compared to a loss of $0.4 million for the first quarter of 2024. Adjusted EBITDA for the first quarter of 2025 and 2024 includes $0.6 million and $0.2 million of reorganization costs, respectively. Excluding these amounts would result in an adjusted EBITDA loss of $0.2 million for both the first quarters of 2025 and 2024.
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Adjusted non-GAAP loss per share for the first quarter of 2025 was $(0.04), compared to ($0.02) for the first quarter of 2024.

Edwin Miller, Chief Executive Officer ("CEO"), commented, “2025 first quarter revenue was affected by some seasonal factors and the timing of when we began to benefit from certain new sales, which we believe on a run rate basis will still accrue to the benefit of our overall 2025 financial plan. As part of this, we believe 2025 second quarter revenue will be sequentially up, and adjusted EBITDA will be improved and positive (above breakeven).”

Company Announces New Share Repurchase Program

The Company today announced that its Board of Directors has authorized a new share repurchase program (the “2025 Repurchase Program”), which supersedes and replaces all prior repurchase programs. Under the 2025 Repurchase Program, the Company is authorized to repurchase up to 3,000,000 shares of the Company’s Class B common stock in the aggregate through open market and privately negotiated transactions, at such times and in such amounts as the Company deems appropriate. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability, and other market conditions. The 2025 Repurchase Program does not have an expiration date and may be expanded, limited or terminated at any time without prior notice.

2025 Business Update and Outlook

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Strategic Product Launches and Sequential Accelerants: In the course of 2025, Marchex is significantly expanding its product platform and its availability for customers and prospects. Customers utilizing the enhanced Marchex Engage Platform will obtain the capability for click to purchase for available AI signals, benchmarking, key performance indicator ("KPI") mapping and recommendations, Customer Satisfaction, and AI agent performance, while also possessing the capability to ingest their own customer data sets (i.e. Survey, Pricing, Supply Chain, Financial and other forms of data from their own Data Warehouse) for integration and comparison. This allows a full view of the customer journey and life cycle and can unlock prescriptive analytics recommendations for all four target business functions: Sales, Marketing, Service and Operations.
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Investments in Growth: To support its growth objectives, Marchex is increasing resource allocation and investment in go-to-market initiatives. The Company has realigned the organization to increase resources for sales and marketing, including expanding its sales force and entering new distribution channels. This includes adding channel partners and marketplaces, such as its newly launched initial product capabilities in the Microsoft Azure Marketplace, to extend customer reach. While increasing its sales and marketing emphasis, Marchex fully intends to balance growth investments with financial discipline and believes that it can accelerate revenue while delivering continued improving margins. This includes leveraging its various growth engines with increased efficiency from its newly launched customer user interface ("UI") and automation applications, which significantly increase customer ease of use and the purchase of additional product offerings.
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Verticals, Business Functions, and First Party Data: Marchex is leveraging the Company’s extensive repository of direct first-party customer interaction data for world-class customers across four vertical markets: Auto, Auto Services, Home Services and Healthcare, as well as select other industries. By harnessing billions of minutes of direct first-party vertical market conversational data and applying advanced AI, Marchex’s Engage Platform delivers actionable, predictive and prescriptive insights that help businesses drive revenue growth and operational excellence. This focus on first-party data and AI-powered insights differentiates Marchex in the competitive marketplace, as it gives customers a unique window into their own customer journeys and behaviors, rather than relying on third-party data or generic call tracking metrics. Further, the Company has enhanced the Marchex Engage Platform to deliver valuable offerings to multiple business functions, including Sales, Marketing, Service, and Operations, providing cross functional insights for strategic planning, KPIs, and revenue growth.
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Gross Profit Margin Expansion: As the company realizes addition SaaS software revenue and continued efficiency gains, Marchex anticipates improved gross profit margins in 2025 compared to 2024. Having invested in its cloud infrastructure and platform integration, Marchex anticipates it will realize more cost efficiencies and additional gross margin leverage as it scales.

THE FOLLOWING FORWARD-LOOKING LOOKING STATEMENTS REFLECT MARCHEX’S EXPECTATIONS AS OF MAY 13, 2025

Marchex’s 2025 financial plan reflects its belief that during 2025, it can:

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Grow to achieve a $50.0 million annual revenue run rate or better, or more than $12.5 million in quarterly revenue.
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With anticipated 2025 increased gross profit margins and additional operating cost efficiencies already achieved or planned, at these revenue levels the Company believes it can achieve more than a

$6.0 million adjusted EBITDA annual run rate, or more than $1.5 million in quarterly adjusted EBITDA.
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The current macroeconomic environment has brought increased uncertainty with customers and prospects, which makes predicting actual 2025 performance and timing more difficult, with certain elements potentially having negative impacts while others may be beneficial. The Company will continue to execute on its 2025 strategic plan, which it believes will lead to more success with new sales to existing and new customers, but acknowledges the current macroeconomic conditions raise increased uncertainty regarding customer impacts, and as a result its actual financial results may be more variable in terms of revenue and adjusted EBITDA.

Sale of Domain Asset

Marchex recently initiated a review of its hundreds of domain assets not in use that may be potentially salable. As part of this process, one such domain, phonenumbers.com, was recently sold for proceeds to the Company of $0.8 million, which is before commissions and includes payments over time. The Company will continue to explore if there are other similar opportunities to monetize domains or other assets not in use.

Recent Strategic Product, Business and Operational Expansion

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New Auto Vertical OEM Sales Channel Expansion: Marchex yesterday announced the expansion of a current leading Fortune 500 original equipment manufacturer ("OEM") auto relationship to include multi-year access to its more than 3,000 franchised dealers for Marchex’s dealer-facing products, including Marchex Engage for Sales and its recently launched Engage for Service. This expansion has increased the footprint of auto dealerships Marchex can sell into, while also increasing the revenue potential of each sale with the combined Marchex Engage for Sales and Service SaaS product offerings.
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New UI Released: Marchex this month launched its first-ever comprehensive unified interface for customers across its products, which is an integrated element of the OneStack cloud technology platform. The Company expects this initiative to lead to a unified customer experience and create more seamless upsell opportunities with new ‘click-to-buy’ functionality. New innovative productive offerings developed (or in development) on the new platform include benchmarking against industry peers, AI-driven lead identification and marketing optimization recommendations, and store location and franchise level sales performance insights.
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New Marchex Engage for Service Launched: With its recently expanded Auto OEM relationship, Marchex has now increased its footprint of U.S. auto dealers it can potentially sell into to up to 9,000, which is approximately half of the total 18,000 auto dealerships in the U.S. With this significantly increased channel opportunity, the Company recently announced its Engage for Service product. This new AI-powered conversational intelligence solution is designed to help service centers better understand their customer engagement, elevate customer satisfaction, recover lost opportunities, increase revenue, and elevate lifetime customer value. Auto service centers are the backbone of dealerships, handling approximately 50% of all inbound calls. Key issues include cost disputes, scheduling conflicts, missed calls, repairs miscommunication, long wait times, and lack of follow-up. This new SaaS software offering will significantly help improve each of these areas.
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New AI-Powered Conversational Intelligence Solutions for the Home Services Industry Launched: Marchex continues to expand its industry-leading vertical solutions with recent advancements in AI-driven sentiment analysis and the release of its Home Services-specific solutions, including lead outcomes, lead outcomes reasons, lead value indicators and topic analysis. With a deep understanding of the Home Services industry and franchise operating models, Marchex helps businesses optimize marketing, improve lead performance, and drive measurable revenue growth.

Marchex’s offerings are tailored to the needs of each key vertical, allowing Marchex to provide prescriptive analytics uniquely calibrated to each industry’s omnichannel conversational trends.
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Channel Expansion and One-to-Many Sales Opportunities: Marchex has now launched its initial product into the Microsoft Azure Marketplace. The Company also expects to launch new products into additional Marketplaces along with other significant integration partners and channel partners in the coming months. As previously announced, Marchex entered into a strategic collaboration with Microsoft as part of the Microsoft Cloud AI Partner Program. This agreement makes Marchex’s AI-powered conversational analytics solutions available through the Microsoft Azure Marketplace for customers worldwide. By transacting via Azure’s global cloud platform, Marchex anticipates it can unlock new sales channels and reach a broader enterprise audience. The combination of direct enterprise sales and channel partnerships, OEM relationships, technology integrators, and marketplaces like Azure, is enabling Marchex to scale its solutions more efficiently and helping establish the Company as a trusted provider for large organizations in need of omnichannel conversational intelligence solutions.
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Unified Platform (OneStack) and Customer Enhancements: Marchex has completed a major platform unification initiative, known as “OneStack,” which consolidated the Company’s technology stack and data architecture into a single cloud-based architecture. This foundational project centralizes its conversational data and powers the application of generative AI across the platform. With this initiative complete, Marchex has just introduced a unified UI across its Marchex Engage Platform, with single sign-on being enabled soon. These enhancements are designed to provide customers with a seamless, one-stop experience to access all Marchex solutions through one secure portal. The unified platform not only improves ease-of-use and enhanced enterprise security, it also enables faster cross-product innovation and integrated insights (i.e. sharing AI-driven signals across call analytics, messaging, and marketing attribution tools). This unified platform approach sets the stage for more scalable go-to-market efforts, as all AI signals and features can be delivered through a common interface to any number of users or locations. This innovation has been a key step in optimizing performance, scalability, and efficiency across the business.
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Product Awards: Marchex Sentiment Suite Wins “New Product of the Year” in the 2024 BIG Awards for Business. In 2024, Marchex launched its generative AI-powered Sentiment Suite, a breakthrough solution for analyzing and categorizing customer sentiment in conversations. Sentiment Suite uses large language models to determine if customer interactions are positive, negative, or neutral and pinpoints specific emotions (i.e. satisfied or frustrated) along with an overall “view of business” score. This product gives businesses strategic visibility into customer satisfaction drivers and has been adopted by multiple Fortune 500 clients and other customers. Additionally, Marchex’s Call Summaries and Sentiment Suite were collectively honored by the “Best Text Generative AI Solution” in the 2024 AI Breakthrough Awards. Marchex additionally received the APPEALIE SaaS Customer Success Award, highlighting Marchex’s leadership in applying AI to voice and text analytics.

Additional New Growth Initiatives Planned for 2025

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Technology, Product and Feature Expansion: Marchex expects to significantly expand its award-winning suite of AI-powered conversational intelligence solutions throughout 2025. New solutions include:
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AI Benchmarking: Marchex expects to launch shortly its AI Benchmarking to all customers on the Company’s new UI. This will include industry-specific sales and marketing insights driven from real-time customer conversations across the vertical markets for Fortune 500 companies and other customers.

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AgentAI Optimizer: In the coming months, Marchex expects to launch its AgentAI Optimizer, which prescriptively analyzes the performance and effectiveness of third-party AI-Agents for Fortune 500 businesses and other customers.
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Marchex GPT: In the second half of 2025, the Company expects to launch Marchex GPT, which is its business-specific, large language model capabilities that enables Fortune 500 and other businesses to effectively search their own structured data.
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New Company Website: Marchex expects to launch its new corporate website during the second quarter of 2025. The new customer facing brand will reinforce the dynamic characteristics of Marchex new AI-driven product suite for Fortune 500 businesses and more in some of the largest vertical markets.

Edwin Miller, CEO, shared, “The Marchex leadership team has articulated a long-term vision to scale Marchex into a $100 million annual revenue business in the coming years. Achieving this will involve capitalizing on current momentum through launching innovative AI solutions, expanding sales channels, and deepening our presence in high-value verticals – all while continuing to differentiate on the accuracy and prescriptive power of our analytics. Our investors should see ongoing efficiency and scale across the business functions throughout 2025.”

Miller continued, “We believe that 2025 represents a key strategic inflection point. 2024 was a year of technical and operational transformation, and we are highly focused on making 2025 a year of acceleration. With a strong foundation in place and a clear vision, we are confident in our ability to deliver sustainable growth while exercising financial discipline, as well as in our ability to generate significant value for our customers and shareholders.”

Management will hold a conference call, starting at 5:00 p.m. Eastern Time on Tuesday, May 13, 2025, to discuss its first quarter 2025 financial results and other Company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables sales, marketing, service, operations, and executive teams to optimize customer journey experiences across omnichannel communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI-powered solutions for market-leading companies in leading business-to-business-to-consumer vertical markets, including several of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on X, where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the Securities and Exchange Commission. All of the information provided in this release is as of May 13, 2025, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to the user. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including adjusted EBITDA and adjusted non-GAAP income (loss) per share. Financial analysts and investors may use adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used earnings per share related measures, along with other measures, to estimate the value of a Company, to make informed investment decisions, and to evaluate a Company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is a metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure is used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful information regarding the Company's liquidity and ability to fund its operations and financing obligations.

Adjusted non-GAAP income (loss) per share represents adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the Company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In Thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$11,402	$11,573
Expenses:
Cost of revenue (1)	4,189	4,414
Sales and marketing (1)	3,267	2,787
Product development (1)	2,671	3,245
General and administrative (1)	3,146	2,289
Amortization of intangible assets from acquisitions	—	151
Total operating expenses	13,273	12,886
Loss from operations	(1,871)	(1,313)
Interest income (expense) and other, net	(3)	(78)
Loss before income tax expense	(1,874)	(1,391)
Income tax expense	108	59
Net loss applicable to common stockholders	$(1,982)	$(1,450)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.05)	$(0.03)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661
Class B	39,060	38,393
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661
Class B	43,721	43,054
(1) Includes stock-based compensation allocated as follows:
Cost of revenue	$2	$3
Sales and marketing	25	88
Product development	27	8
General and administrative	401	334
Total	$455	$433

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In Thousands)

	(Unaudited)
	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$10,020	$12,767
Accounts receivable, net	7,584	7,072
Prepaid expenses and other current assets	2,324	2,439
Total current assets	19,928	22,278
Property and equipment, net	1,720	1,811
Other assets, net	394	397
Right-of-use lease assets	1,033	1,156
Goodwill	17,558	17,558
Total assets	$40,633	$43,200
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,711	$1,349
Accrued benefits and payroll	585	2,133
Other accrued expenses and current liabilities	3,919	4,197
Deferred revenue and deposits	1,293	1,093
Operating lease liability, current	457	495
Total current liabilities	7,965	9,267
Deferred tax liabilities	655	579
Operating lease liability, non-current	639	721
Total liabilities	9,259	10,567
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	392	390
Additional paid-in capital	359,093	358,372
Accumulated deficit	(328,160)	(326,178)
Total stockholders’ equity	31,374	32,633
Total liabilities and stockholders’ equity	$40,633	$43,200

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
Net loss applicable to common stockholders	$(1,982)	$(1,450)
Interest (income) expense and other, net	3	78
Income tax expense	108	59
Amortization of intangible assets from acquisitions	—	151
Depreciation and amortization	633	324
Stock-based compensation	455	433
Adjusted EBITDA	$(783)	$(405)

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Loss per Share to Adjusted Non-GAAP Loss(1)

	Three Months Ended March 31,
	2025	2024
Net loss applicable to common stockholders, diluted	$(0.05)	$(0.03)
Stock-based compensation	0.01	0.01
Adjusted non-GAAP loss per share	$(0.04)	$(0.02)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and adjusted non-GAAP loss per share	43,721	43,054

(1)
For the purpose of computing the number of diluted shares for adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.